UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

ASV HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38089	82-1501649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Lily Lane, Grand Rapids, MN		55744
(Address of Principal Executive Offices)		(Zip Code)

(218) 327-3434

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ASV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

ASV Holdings, Inc. held its Annual Meeting of Stockholders on June 13, 2019. There were 8,821,670 shares of common stock represented either in person or by proxy at the meeting, representing approximately 89% of the total voting power of the issued and outstanding shares of common stock entitled to vote. The following is a summary of the final results for the matters voted on at that meeting.

Proposal 1 – The stockholders elected two Class II Directors to serve until the 2022 Annual Meeting of the Stockholders. The person elected to ASV Holdings, Inc. Board of Directors and the number of shares cast for and number of shares withheld, with respect to each of these persons, were as follows:

	For	Withheld	Broker Non-Votes
Michael A. Lisi	5,819,328	1,068,108	1,934,234
Joseph M. Nowicki	6,091,135	796,301	1,934,234

Proposal 2 – Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain
8,680,185	7,043	134,442

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASV HOLDINGS, INC.

Date: June 17, 2019	By: /s/ Andrew M. Rooke
Name: Andrew M. Rooke
Title: Chief Executive Officer